Exhibit 21

                         TRANSFINANCIAL HOLDINGS, INC.
                            LISTING OF SUBSIDIARIES


Subsidiaries of TransFinancial Holdings, Inc.  State of Incorporation



TFH Logistics & Transportation Services, Inc.     Kansas

Crouse Cartage Company                            Iowa

Phoenix Computer Services, Inc.                   Kansas

American Freight System, Inc.
 (d/b/a AFS, Inc.)                                Delaware

Agency Premium Resource, Inc.                     Kansas

TFH Properties, Inc.                              Kansas

Universal Premium Acceptance Corporation          Missouri

   Subsidiaries of Universal Premium Acceptance Corporation


   APR Funding Corporation                        Delaware

   Oxford Premium Finance, Inc.                   Illinois

UPAC of California, Inc.                          California
TransFinancial Acceptance, Inc.                   Kansas

Presis, L.L.C.                                    Kansas




(All companies do business under same name unless otherwise indicated).